UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed by Diedrich Coffee, Inc. (the “Company”) to amend Item 2.01 of the Form 8-K filed on February 8, 2007, as amended by the Form 8-K/A filed on March 8, 2007 (the “Form 8-K”), to reflect one closing that occurred on March 9, 2007 with respect to certain assets relating to one Company store (excluding leaseholds) and two closings that occurred on March 23, 2007 and April 20, 2007 with respect to the transfers of Company leaseholds and related assets and to provide the pro forma financial information required by Item 9.01(b) in connection with the transfer of all 32 Company store leaseholds and related assets that have been transferred to Starbucks Corporations (“Starbucks”), as well as three Company store leaseholds and related assets and certain assets relating to two Company stores (excluding leaseholds) that were transferred to other third parties.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 14, 2006, the Company and Starbucks entered into an asset purchase agreement (the “Agreement”) pursuant to which Starbucks agreed to purchase the Company’s leasehold interests in up to 40 of the 47 locations where the Company operates retail stores under the Diedrich Coffee and Coffee People brands (the “Company Stores”), along with certain related fixtures and equipment, improvements, prepaid items, and ground lease improvements, and to assume certain liabilities as set forth in the Agreement. On December 12, 2006, the Company’s stockholders approved the Agreement at the Company’s annual stockholder meeting.

Pursuant to the Agreement, the actual amount paid by Starbucks is dependent on which and how many of the Company Stores are ultimately transferred to Starbucks. Ten percent of the amount paid to the Company upon transfer of the Company Stores is required to be deposited into an escrow fund to be held in connection with the Company’s indemnification obligations.

The closing for the transfer of the initial group of Company Stores occurred on January 16, 2007, which related to the transfer of 15 Diedrich Coffee and Coffee People leaseholds and related assets to Starbucks in exchange for a cash payment of approximately $5,560,000 to the Company and the deposit of approximately $618,000 into the escrow fund. In connection with the closing for a second group of Company stores, which occurred on February 2, 2007, the Company transferred an additional 13 Diedrich Coffee and Coffee People leaseholds and related assets to Starbucks and agreed to retain three Company stores that were the subject of the Agreement in exchange for a cash payment of approximately $5,565,000 to the Company and the deposit of approximately $514,000 into the escrow fund. In connection with the third closing, which occurred on February 9, 2007, the Company transferred one additional Diedrich Coffee store’s leasehold and related assets to Starbucks in exchange for a cash payment of approximately $63,000 to the Company and the deposit of approximately $7,000 into the escrow fund. In connection with the fourth closing, which occurred on February 28, 2007, the Company transferred one additional Diedrich Coffee store’s leasehold and related assets to Starbucks in exchange for a cash payment of approximately $586,000 to the Company and the deposit of approximately $65,000 into the escrow fund. Subsequent to the Company’s quarter end on March 7, 2007, the Company transferred one additional Diedrich Coffee store’s leasehold and related assets to Starbucks on March 23, 2007 in exchange for a cash payment of approximately $220,000 to the Company and the deposit of approximately $25,000 into the escrow fund. On April 20, 2007, the Company closed its last transfer under the Agreement with Starbucks with the transfer of one Diedrich Coffee store’s leasehold and related assets in exchange for a cash payment of approximately $168,000 and the deposit of approximately $18,000 into the escrow fund. The Company currently has approximately $1,247,000 held in escrow.

In separate transactions with three parties other than Starbucks, the Company transferred three retail store location leaseholds and related assets on January 31, 2007, transferred certain assets (excluding leaseholds) relating to one retail store location on February 5, 2007 and transferred certain assets (excluding leaseholds) relating to one retail store location on March 9, 2007, and received proceeds from these transactions of $620,000 and $10,000, and $25,000, respectively.

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Item 9.01	Financial Statements and Exhibits.

(b) Unaudited Pro Forma Condensed Consolidated Financial Statements:

The following unaudited pro forma financial statements of Diedrich Coffee, Inc. and its subsidiaries are attached hereto as Exhibit 99.1 and are incorporated herein by reference:

(i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 7, 2007

(ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the thirty-six weeks ended March 7, 2007

(iii) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended June 28, 2006, June 29, 2005, and June 30, 2004

(iv) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits:

Exhibit Number	Reference
10.1	Agreement of Purchase and Sale of Assets by and between Starbucks Corporation, Diedrich Coffee, Inc. and Coffee People, Inc. (incorporated by reference from Exhibit 10.25 to the Company’s Form 10-K for the fiscal year ended June 28, 2006)

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diedrich Coffee, Inc.
Date: April 26, 2007
/s/ Sean M. McCarthy
(Signature)
	Name:	Sean M. McCarthy
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement of Purchase and Sale of Assets by and between Starbucks Corporation, Diedrich Coffee, Inc. and Coffee People, Inc. (incorporated by reference from Exhibit 10.25 to the Company’s Form 10-K for the fiscal year ended June 28, 2006)

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

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